Exhibit 3.49

12/17/2003 12:59 PM OKLAHOMA SECRETARY OF STATE	FILED - Oklahoma Secretary of State #3512025120	12/17/2003

ARTICLES OF ORGANIZATION

OF AN

OKLAHOMA LIMITED LIABILITY COMPANY

TO:	OKLAHOMA SECRETARY OF STATE

2300 N Lincoln Blvd., Room 101, State Capitol Building

Oklahoma City, Oklahoma 73105 - 4897

(405) 522-4560

The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S., Section 2004, does hereby execute the following articles:

1. The name of the limited liability company (Note: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word Company may be abbreviated as Co.):

ADESA Oklahoma, LLC

2. The street address of its principal place of business, wherever located:

310 E. 96th Street	Indianapolis	IN	46240
Street address	City	State	Zip Code

3. The name and street address of the resident agent in the state of Oklahoma:

The Corporation Company,	735 First National Building, 120 North Robinson,	Oklahoma City,	OK	73102
Name	Street Address	City	State	Zip Code
	(P.O. Boxes are not acceptable.)

4. The term of existence: perpetual

Articles of organization must be signed by at least one person who need not be a member of the limited liability company.

		Dated:	12/2/03
Signature:	/s/ Karen C. Turner
Type or Print Name:	Karen C. Turner
Address:	310 E. 96th Street	Indianapolis	IN	46240

ARTICLES OF MERGER/CONSOLIDATION

OF

ADESA OKLAHOMA, INC.

INTO

ADESA OKLAHOMA, LLC

The undersigned, for the purpose of filing Articles of Merger or Consolidation pursuant to Title 18, Section 2054, does hereby execute the following Articles of Merger/Consolidation:

1. Surviving Company. The name, business address, type of entity and state of jurisdiction of the company that shall survive the merge is as follows:

Name and Address	Type of Entity	State
ADESA Oklahoma, LLC 310 E. 96th Street, Ste. 400 Indianapolis, IN 46240	Limited Liability Company	OK

2. Non-Surviving Corporation. The name, business address, type of entity and state of jurisdiction of the corporation that shall not survive the merge is as follows:

Name and Address	Type of Entity	State
ADESA Oklahoma, Inc. 310 E. 96th Street, Ste. 400 Indianapolis, IN 46240	Corporation	OK

3. The Agreement of Merger.

a. The Agreement of Merger, containing such information as required by Title 18, Section 2054, as set forth in Exhibit A (the “Agreement of Merger”), which provides that ADESA Oklahoma, Inc. shall merge into ADESA Oklahoma, LLC, was approved, adopted, certified, executed and acknowledged by the sole-member of the Surviving Company and the sole-shareholder of the Non-Surviving Corporation.

b. An executed copy of the Agreement of Merger is on file at the principal place of businesses of ADESA Oklahoma, Inc. and ADESA Oklahoma, LLC and a copy shall be furnished by such entities, on written request and without cost, to any shareholder of each corporation that is a party to the Agreement of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

4. Compliance.

a. The merger is permitted under Title 18, Section 2054 and is not prohibited by the articles of organization of Surviving Company that is a party to the merger.

b. These Articles of Merger comply and were executed in accordance with the said statute.

5. Amendment to Articles of Organization. No amendments or changes are desired so that the articles of organization of the Surviving Company shall be its articles of organization.

6. Effective Date. The merger will become effective on January 1, 2004 at 12:01 a.m.

IN WITNESS WHEREOF, the parties hereto have executed these Articles of Merger as of the 22 day of December, 2003.

NON-SURVIVING CORPORATION		SURVIVING COMPANY

ADESA Oklahoma, Inc.		ADESA Oklahoma, LLC

By:	/s/ Karen C. Turner	By:	/s/ Karen C. Turner
	Karen C. Turner, Secretary		Karen C. Turner, Secretary

Exhibit A

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (“Agreement of Merger”) entered into this 22nd day of December, 2003 by and between ADESA Oklahoma, Inc. an Oklahoma corporation, (the “Non-Surviving Corporation”) and ADESA Oklahoma, LLC an Oklahoma limited liability company, (the “Surviving Company”).

WITNESSETH:

WHEREAS, the Non-Surviving Corporation is a corporation organized under the Oklahoma General Corporation Act;

WHEREAS, the Surviving Company is a limited liability company organized under the Oklahoma Limited Liability Company Act;

WHEREAS, the Board of Directors of the Non-Surviving Corporation and the Manager of the Surviving Company desire that the Non-Surviving Corporation merge into and reorganize with the Surviving Company pursuant to the provisions of the Oklahoma General Corporation Act and the Oklahoma Limited Liability Company Act (collectively the “Acts”) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in the manner set forth herein (the “Merger”); and

WHEREAS, the Board of Directors of the Non-Surviving Corporation and the Member of the Surviving Company have approved and adopted this Agreement of Merger in accordance with the Acts.

NOW, THEREFORE, the parties agree that the Non-Surviving Corporation shall merge with and into the Surviving Company in accordance with the following provisions:

ARTICLE I

Parties to the Merger

Section 1.1. The Surviving Company. The name of the limited liability company that shall survive the Merger is “ADESA Oklahoma, LLC”, and the address is 310 E. 96th Street, Suite 400, Indianapolis, IN 46240.

Section 1.2. The Non-Surviving Corporation. The name of the corporation proposing to merge with and into the Surviving Company is “ADESA Oklahoma, Inc”, and the address is 310 E. 96th Street, Suite 400, Indianapolis, IN 46240.

ARTICLE II

Terms and Conditions of the Merger

and Mode of Carrying the Merger Into Effect

Section 2.1. Effective Time of the Merger. The “Effective Time of the Merger” shall be January 1, 2004 at 12:01 a.m.

Section 2.2. Effect of the Merger. At the Effective Time of the Merger, the Non-Surviving Corporation shall merge with and into the Surviving Company, and the separate existence of the Non-Surviving Corporation shall cease.

Section 2.3. Ownership and Shares. The Non-Surviving Corporation and the Surviving Company are wholly-owned by ADESA Corporation. All of the issued and outstanding common shares of the Non-Surviving Corporation will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of the Surviving Company.

Section 2.4. Director and Manager Approval. The Board of Directors of the Non-Surviving Corporation and the Manager of the Surviving Company have duly authorized the Merger and approved and adopted this Agreement of Merger in accordance with the Acts.

Section 2.5. Shareholder and Member Approval. The sole-shareholder of the Non-Surviving Corporation and the Member of the Surviving Company have approved this Agreement of Merger in accordance with the Acts. This Agreement of Merger shall be executed, acknowledged, filed and recorded as required for accomplishing a merger under the applicable provisions of the Acts.

ARTICLE III

Articles of Organization and Operating Agreement of the Surviving Company

The Articles of Organization and the Operating Agreement of the Surviving Company as existing at the Effective Time of the Merger shall continue as such in full force and effect until altered, amended or repealed.

ARTICLE IV

Manager and Officers

Section 5.1. Manager. ADESA Corporation shall be the manager of the Surviving Company. The business address of the Manager is 310 E. 96th Street, Suite 400, Indianapolis, IN 46240.

Section 5.2. Officers. Each person named below shall hold the office of the Surviving Company listed next to his or her name, to hold such office until their successor is elected at a meeting of the Manager of the Surviving Company thereafter.

Name	Office(s)
James P. Hallett Donald L. Harris Karen C. Turner Paul J. Lips Scott A. Anderson	President Vice President Secretary Treasurer Assistant Treasurer

ARTICLE V

Further Assurances

At the Effective Time of the Merger, the Non-Surviving Corporation will allocate all real estate, property rights and assets to the Surviving Company, and the Surviving Company is liable for all outstanding debts, litigation and obligations of the Non-Surviving Corporation.

If at any time the Surviving Company shall consider or be advised that any further assignment, assurance or any other action is necessary or desirable to vest in the Surviving Company, the title to any property or right of the Non-Surviving Corporation or otherwise to carry out the proposes of this Agreement of Merger, the proper officers and directors of the Non-Surviving Corporation shall execute and make all such proper assignments or assurances and take such other actions. The proper managers of the Surviving Company are hereby authorized in the name of the Non-Surviving Corporation, as taxpayer or otherwise, to take any and all such action.

IN WITNESS WHEREOF, the parties hereto have approved, adopted, certified, executed, and acknowledged these Articles of Merger as of the 22 day of December, 2003.

NON-SURVIVING CORPORATION		SURVIVING COMPANY

ADESA Oklahoma, Inc.		ADESA Oklahoma, LLC

By:	/s/ Karen C. Turner	By:	/s/ Karen C. Turner
	Karen C. Turner, Secretary		Karen C. Turner, Secretary